EXHIBIT 99.1

[COMPANY LOGO]

                     Investor Contact: Peter M. Holland, Chief Financial Officer
                                                                  (740) 772-8547
                    Media Contact: Mary Elsass, Senior Manager, Public Relations
                                                                  (740) 772-8364

                                       68 E. Main St.    Chillicothe, OH   45601


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NEWS                                              FOR IMMEDIATE RELEASE
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            HORIZON PCS ANNOUNCES EXTENSION OF EXCHANGE OFFER FOR ITS
                         11 3/8% SENIOR NOTES DUE 2012

CHILLICOTHE,  OH (MAY 31,  2005) -- Horizon  PCS,  Inc.  (the  "Company")  (Pink
Sheets: HZPS), a PCS affiliate of Sprint (NYSE:FON), today announced that it is extending until 5:00 p.m., New York City time, on June 2, 2005, unless further extended, the expiration date of its registered exchange offer (the "Exchange Offer") to exchange up to $125,000,000 principal amount of its outstanding 11 3/8% senior notes due 2012 ("Old Notes") for a like principal amount of 11 3/8% senior notes due 2012 ("New Notes"). The New Notes have substantially identical terms as the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended.

As of 5:00 p.m., New York City time, on May 31, 2005, the original expiration date of the Exchange Offer, U.S. Bank National Association, the exchange agent for the Exchange Offer, advised the Company that $120,000,000, or 96%, of the Old Notes had been validly tendered.

The Exchange Offer is subject to the terms and conditions set forth in the prospectus, dated April 29, 2005, and the corresponding letter of transmittal distributed in connection with the Exchange Offer. Other than the extension of the expiration date of the Exchange Offer, all other terms and conditions of the Exchange Offer set forth in such prospectus and letter of transmittal remain in full force and effect. All executed letters of transmittal, questions and requests for assistance, requests for additional copies of the prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the address set forth below:

          By Overnight Courier, Registered/Certified Mail and By Hand:

                         U.S. BANK NATIONAL ASSOCIATION
                   U.S. Bank West Side Flats Operation Center
                              60 Livingston Avenue
                            St Paul, Minnesota 55107
                         Attention: Specialized Finance
                   To Confirm by Telephone or for Information:
                                 (800) 934-6802

Beneficial owners of Old Notes held in street name may also contact their broker, dealer, commercial bank, trust company, or other nominee in whose name the Old Notes are registered for assistance concerning the Exchange Offer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the exchange offer. These statements are based upon management's current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company's control and the risk factors and other cautionary statements discussed in the Company's filings with the U.S. Securities and Exchange Commission.

ABOUT HORIZON PCS
Horizon PCS is a PCS Affiliate of Sprint, with the exclusive right to market Sprint wireless mobility communications network products and services to a total population of approximately 7.2 million in portions of 11 contiguous states. Its markets are located between Sprint's Chicago, New York and Knoxville markets and connect or are adjacent to 12 major Sprint markets. As a PCS Affiliate of Sprint, Horizon markets wireless mobile communications network products and services under the Sprint and Sprint PCS brand names. For more information, visit www.horizonpcs.com.


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